Rowan Companies, Inc.

Rowan Announces Intent to Purchase Skeie Drilling

Strategically Growing Offshore Drilling Business

Investor Conference Call

July 1, 2010






Forward-Looking Statements

This report contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements as to the expectations, beliefs and future expected financial performance of the Company that are based on current expectations and are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected by the Company. Among the factors that could cause actual results to differ materially are the following: oil, natural gas and other commodity prices; the level of offshore expenditures by energy companies; energy demand; the general economy, including inflation; weather conditions in the Company's principal operating areas; and environmental and other laws and regulations. Other relevant factors have been disclosed in the Company's filings with the U. S. Securities and Exchange Commission.

Strategic Investment in Offshore Drilling

- Rowan is acquiring control of attractive assets that fit its fleet and organization
  - » Purchasing 50% of Skeie Drilling & Production ASA (SKDP)
  - » Adding 3 high-spec *"N" Class*, Norway capable rigs with expected deliveries in Q3 and Q4 2010 and Q2 2011
- Provides continued strategic strength in large jack-up niche market
- Enhances Rowan's ability to diversify globally, including expansion of our presence in the Norwegian market
- Unique chance for Rowan to benefit from rig prices below replacement cost
- A significantly sized transaction that Rowan can handle financially
- Rowan expects an attractive rate of return on invested capital

Transaction Summary

- Entered into a Share Purchase Agreement
  - » Gives Rowan the right to acquire 48.8% of SKDP up to July 18 subject to Rowan due diligence and Rowan board approval
  - » Rowan owns 1.5% of SKDP, bring total ownership to 50.3% at the conclusion of the transaction
- 100% stock for stock transaction based on an exchange ratio of .00574 shares of Rowan for each share of SKDP
- No cash due at closing, which is expected in August/September 2010
- Rowan intends to make a tender offer for the remaining shares of SKDP as soon as possible
- SKDP will have $530 million debt and $420 million of net obligations for completion of the rigs
- Rowan expects project spend to be paid from cash and operating cash flow

Rowan Is Acquiring Assets That Make a Strategic Fit

SKDP is building three high-spec "*N-Class*" harsh environment jack-ups



KFELS *N-Class* Self-Elevating Drilling Unit
1st in Class, 2010

- **Water Depth:** Harsh Environment North Sea and Eastern Canada in up to 135m water depth
- **Drilling Depth:** up to 35,000ft. Automated pipe handling.
- **Drilling and Production:** Can support combined facilities
- **Cantilever Reach:** Extended reach and transverse skidding of Drill Floor to cover 75x66ft. drilling pattern envelope. Cantilever Package skids 26ft to port for drilling/production mode
- **Accommodations:** Living quarters designed to accommodate 120 people on board

Capable of Combined Drilling & Production Operations

Conventional Drilling



Drilling & Production



KFELS *N-Class* Harsh Environment Self-Elevating Drilling Unit - 1st in Class, 2010

Rowan Will Own 50% Of The Global High-Spec* Fleet



38 High-Spec Jack-ups
By 2012
488 Total Jack-ups **
By 2012
50%
19 Other
50%
19 Rowan
Jack-ups
8% (38 High-Spec Jack-ups)

* High-spec rigs are defined as jack-ups with 2 million pound hook-load capacity or greater

** Total jack-ups at completion of newbuild program excluding newbuild NOCs, cancellation candidates, and newbuilds going to China / Iran

Rowan Dominates High-spec Jack-up Market


2 Million Pound Hook-load Jack-ups -YE 2012
Number of Rigs
20
18
16
14
12
10
8
6
4
2
0
+ 3 high-spec N-Class jack-ups
Rowan
Aban
Maersk
Noble
COSL
Diamond
Seadrill
Petrosucre
SinoTharwa
Swecomex

High-spec rigs are defined as jack-ups with 2 million pound hook-load capacity or greater

Rowan Is Further Diversifying Globally

- Expands and enhances Rowan's operations in Norway
  - » *N-Class* rigs will be designed to receive an Acknowledgement of Compliance from the Petroleum Safety Authority of Norway and are well suited for harsh environment drilling
- Rigs will be marketed for international areas



North Sea: Norway UK Sector
Eastern Canada
Sakhalin
Saudi Arabia: Gas Wells
Vietnam Thailand Malaysia
Mexico
Historical HP/HT Area
Potential HP/HT Area
Argentina
Australia
New Zealand

Rowan Companies, Inc.

2800 Post Oak Blvd.
Suite 5450
Houston, TX 77056
713.621.7800
www.rowancompanies.com

Investor Contact:

Suzanne M. McLeod
Director, Investor Relations
smcleod@rowancompanies.com




